UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

FLEXSHOPPER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc. (the “Company”)

September 17, 2025

Item 8.01. Other Events.

On August 18, 2025, FlexShopper 2, LLC and FlexShopper, LLC, subsidiaries of the Company, and Powerscourt Investments 50, LP, an affiliate of Waterfall Asset Management, LLC, as administrative agent (the “Administrative Agent”), entered into a Limited Forbearance and Reaffirmation, dated as of August 16, 2025 (the “Forbearance and Reaffirmation”), as previously reported by the Company in its current report on Form 8-K filed on August 18, 2025 with the SEC.

On August 22, 2025, the Administrative Agent extended the Forbearance Period specified in Section 1 of the Forbearance and Reaffirmation to be the period through the earlier of (i) September 3, 2025, and (ii) the occurrence of any additional Event of Default under the Credit Agreement or Servicer Default under the Servicing Agreement other than the Specified Defaults (as each such capitalized term is defined in the Forbearance and Reaffirmation).

As a result of the Company’s ongoing investigation into alleged misrepresentations, as previously reported in the Company’s current report on Form 8-K filed with the SEC on August 5, 2025, the Company has determined that the borrowing base calculations prepared by the Company in connection with obtaining financing under the Credit Agreement, dated as of March 27, 2024, among the Company, FlexShopper 2 LLC, as borrower, Computershare Trust Company, National Association, as paying agent, the Administrative Agent, and the lenders party thereto (as amended, the “Waterfall Credit Agreement”) were materially overstated leading to a current borrowing base deficiency. Additionally, the Forbearance and Reaffirmation, which was entered into in response to the alleged misrepresentations, expired on September 3, 2025.

The Company continues to receive funding advances under the Waterfall Credit Agreement for certain borrowing requests and is actively negotiating the terms of a restructuring with the Administrative Agent to cure the borrowing base deficiency and to provide financing to fund the Company’s operations. The Company cannot predict whether those negotiations with Waterfall will be successful. Failure to negotiate and complete such restructuring would materially and negatively impact the Company’s ability to continue as a going concern. The SEC has commenced an investigation concerning the alleged misrepresentations and other allegations of potential fraudulent actions by certain former officers and employees of the Company. The Company is cooperating with the SEC in this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Date: September 18, 2025	By:	/s/ John Davis
		Name:	John Davis
		Title:	President and Chief Operating Officer

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